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                                                                EXHIBIT 10.2
                             STOCK PURCHASE AGREEMENT

         This Agreement is made as of November 18, 1999, by and among Joseph D. Tarsia, whose address is 117 The Mews, Haddonfield, New Jersey, 08033-1342 ("Seller") and Select Media Communications, Inc., a New York corporation, with a principal place of business of 666 Third Avenue, New York, New York, 10017 ("Purchaser").

                                   BACKGROUND

         A. Seller owns twenty (20) shares of the capital stock of Sigma Sound Services, Inc., a Pennsylvania corporation (the "Company"), which shares represent one hundred percent (100%) of the outstanding shares of the capital stock of the Company (the "Stock").

         B. Seller wishes to sell and Purchaser wishes to purchase the Stock on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and the mutual and several covenants, conditions, representations, warranties and indemnities set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEPOSIT TOWARDS PURCHASE PRICE. Purchaser acknowledges and understands that by entering into this Agreement, Seller has forgone a profitable opportunity to cause the Company to enter in to an agreement for the sale of substantially all of the Company's assets. Accordingly, as a covenant independent of the Closing (as defined below), on the date hereof, Purchaser shall pay Seller in good funds by wire transfer to an account or accounts designated by Seller or, in the absence of such designation, by certified or bank cashier's checks payable to Seller delivered to Seller's address set forth above, the sum of Four Hundred Thousand Dollars [$400,000] (the "Payment Upon Execution"). If Purchaser shall not pay when due the Payment Upon Execution, Seller may terminate this Agreement and either exercise any and all remedies available to Seller hereunder, at law or in equity or retain as liquidated damages the Payment Upon Execution. Notwithstanding anything herein to the contrary, the Payment Upon Execution shall be deemed earned by Seller as of the date of this Agreement and shall not be refundable to Purchaser under any circumstances whatsoever.

         2.       SALE AND PURCHASE OF THE STOCK.

                  2.1 TRANSFER AT CLOSING. At the Closing, Seller shall sell, transfer, assign and convey to Purchaser the Stock. If any Seller should refuse or fail to deliver the Stock at the Closing, Purchaser shall at its sole discretion have the option to accept delivery of such shares of the Stock as are delivered at the Closing (without losing any rights Purchaser may have hereunder or at law or in equity against Seller for refusing or failing to make such delivery) or to terminate the transactions contemplated by this Agreement without any further liability to Purchaser.

                  2.2 PURCHASE PRICE FOR THE STOCK. The purchase price for the Stock shall be One Million Dollars [$1,000,000] (the "Purchase Price"), of which: (i) Four Hundred Thousand Dollars ($400,000) shall be paid pursuant to the terms of Section 1 hereof; (ii) Two Hundred Thousand
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Dollars ($200,000) shall be payable in cash at the Closing by wire transfer to an account or accounts designated by Seller or, in the absence of such designation, by certified or bank cashier's checks payable to Seller (the "Down Payment"); and (iii) Four Hundred Thousand Dollars ($400,000) shall be payable pursuant to the terms of the Note (as defined in Section 2.3 hereof).

                  2.3 NOTE PAYABLE FOR THE STOCK. At the Closing, Purchaser shall execute and deliver to Seller: (i) a promissory note in the principal sum of Four Hundred Thousand Dollars ($400,000) in the form attached as Exhibit "A" hereto (the "Promissory Note"); (ii) an Escrow Agreement for Assignment of Name in the form attached as Exhibit "B" hereto, together with the Assignment of Name attached thereto as an exhibit, duly executed by Purchaser and the Company (the "Escrow Agreement for Assignment of Name"); (iii) a Security Agreement in the form attached as Exhibit "C" hereto (the "Security Agreement"); and (iv) all appropriate Forms UCC-1.

         3.       CLOSING; TRANSFER PROCEDURES.

                  3.1 CLOSING. The consummation of the transactions resulting in the sale and purchase of the Stock ( the "Closing") shall occur on January 18, 2000, commencing at 10:00 A.M. (the "Closing Date"), at the offices of Eizen Fineburg & McCarthy, LLP, Two Commerce Square, Suite 3410, 2001 Market Street, Philadelphia, Pennsylvania 19103, or on such other Closing Date or at such other place agreed to by the parties. Time is of the essence.

                  3.2 MINUTE BOOKS, CORPORATE SEAL AND STOCK RECORDS. At the Closing, Seller shall deliver or cause the Company to deliver to Purchaser all minute books, corporate seals, stock certificate books and other stock records of the Company.

                  3.3 DELIVERY OF THE STOCK. At the Closing, Seller shall deliver to Purchaser all certificates representing the Stock, duly endorsed in blank or with appropriate stock powers duly endorsed in blank.

                  3.4 BANK ACCOUNT SIGNATURES. At the Closing, Seller shall deliver or cause the Company to deliver to Purchaser all necessary documents required by any banks or other depository institutions for the Company to remove the authorized signatories and replace them with the Purchaser's designees.

                  3.5 NAME. Effective the Closing, Seller shall be deemed to have assigned, transferred and conveyed to the Company: (i) all of Seller's right, title and interest, if any, in and to the name "Sigma Sound," and all goodwill associated therewith; and (ii) all of Seller's right, title and interest, if any, in and to the name "Sigma Sound Studios," and all goodwill associated therewith.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as of the date hereof and at the Closing as follows:

                  4.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.


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                 4.2 NO SUBSIDIARIES. The Company has no interest in any other corporation, partnership, joint venture or other legal entity.

                  4.3 CAPITALIZATION. The issued, authorized and outstanding capital stock of the Company consists of the Stock, of which Seller owns one hundred percent (100%). Each share of such capital stock issued and outstanding is validly issued, fully paid and non-assessable. There are no outstanding options, warrants, puts, calls, contracts, commitments, preemptive rights, cumulative voting rights, assignments, pledges or demands of any character relating to any of the capital stock of the Company.

                  4.4 STOCK OWNERSHIP. Seller owns the Stock free and clear of all liens, encumbrances, pledges, mortgages, security interests, conditional sales contracts, claims and other charges of every kind ("Liens"). Seller has the full right to transfer the Stock to Purchaser free and clear of all Liens, and without violating any agreement or understanding to which the Company or Seller is a party or by which either of them is bound.

                  4.5 TITLE TO PROPERTIES. The Company owns outright, and has good and marketable title to, all of its properties, free and clear of all Liens, except for the lien of current taxes not yet due and payable and statutory liens incurred in the ordinary course of business which are not delinquent. The Company's assets include substantially all of the inventory and equipment listed on Schedule "1" hereto (the "Inventory and Equipment"). The Company's assets expressly exclude all of the office furniture, furnishings and memorabilia listed on Schedule "2" hereto (the "Excluded Assets"). Any assets within the Company's business premises located at 210-212-214 North 12th Street, Philadelphia, Pennsylvania 19107 and not listed on Schedule "2" shall be deemed assets of the Company and not Excluded Assets from and after the Closing.

                  4.6 TAX MATTERS. The Company has filed or caused to be filed all federal, state and local tax returns and reports through the taxable year ended December 31, 1998, and as of the date hereof, the taxable calendar quarter ended June 30, 1999, and, as of the Closing, the taxable calendar quarter ended September 30, 1999, which are due and required to be filed and has paid or caused to be paid all taxes reported thereby, except taxes or assessments being contested in good faith and for which adequate reserves have been established. Since July 1, 1999, the Company has made all required interim payroll tax payments, including, without limitation, all payroll withholding taxes.

                  4.7 LITIGATION. There is no dispute, claim, action, suit, proceeding, arbitration or governmental investigation, either administrative or judicial, pending, or, to the knowledge of Seller, threatened, against or related to the Company or its properties or business. The Company is not in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse change in the Company's financial condition, assets, liabilities, properties or business. Seller has no knowledge of any facts that would provide a basis for any such claim, action, suit, proceeding, investigation or default referred to in the first two sentences of this Section 4.7.

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                  4.8 LIABILITIES. The Company has no liabilities or obligations accrued, absolute, contingent or otherwise, except for trade accounts payable consistent with past business practice in the normal and ordinary course of its business and payroll taxes and unemployment compensation insurance and similar expenses consistent with past business practice in the normal and ordinary course of its business. Effective upon the Closing, any loans, accounts or other sums payable to Seller shall be deemed to have been capital contributions and treated as such from and after the Closing. The Company is not a party to any debenture, note, conditional sale, loan or other borrowing agreement, or any lease required to be capitalized in accordance with generally accepted accounting principles, any of which involves a total remaining financial obligation of more than Ten Thousand Dollars ($10,000). No dividends have been declared that are payable by the Company to Seller.

                  4.9 COMPLIANCE WITH LAWS. The Company has received no notice of violation of any law, ordinance, rule, regulation or order (including, without limitation, any environmental, safety, health or price or wage control law, ordinance, rule, regulation or order), and, to the knowledge of Seller none are pending or threatened, applicable to its operations, business or properties as presently constituted.

                  4.10 EMPLOYEE BENEFIT PLANS; EMPLOYEE RELATIONS. The Company maintains no pension, profit sharing, stock bonus, stock option, deferred compensation, health, life, accident or disability plans and the Company is not a party to any employment or severance agreements (including but not limited to, any "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated thereunder.

                  4.11 DIRECTORS, OFFICERS AND AUTHORIZED PERSONS. Seller and Cecelia Tarsia are the Company's directors. No other person is a director of Company. Seller and Cecelia Tarsia shall be deemed to have resigned as directors of the Company as of the Closing. Michael Tarsia and Cecelia Tarsia are the only officers of the Company.

                  4.12 DISCLOSURE. No representation or warranty by Seller in this Agreement or in any other exhibit, list, certificate or document delivered pursuant to this Agreement, contains or will contain any material omission or untrue statement of material fact. Disclosure in any particular Exhibit attached hereto shall constitute disclosure for all purposes of this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as of the date hereof and at the Closing, as follows:

                  5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Purchaser is qualified to do business and is in good standing in each jurisdiction in which the nature of its activities or the character of its property owned, leased or operated by it make such qualification necessary or appropriate except for those jurisdictions in which the failure to be so qualified will not have a material adverse effect on Purchaser's business or financial affairs. Purchaser has full corporate power to own its properties, assets and business and to carry on its business as now

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conducted.

                  5.2 AUTHORIZATION OF TRANSACTION "Authorization of Transaction". Purchaser has the legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and each agreement, document, instrument or certificate executed by it in connection with this Agreement, including, without limitation, the Promissory Note, the Escrow Agreement for Assignment of Name, the Security Agreement, the Lease [as defined below], the Employment Agreement [as defined below], the Consulting Agreement [as defined below] and the Guaranties [as defined below] (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder. All corporate and other actions or proceedings to be taken by or on the part of Purchaser to authorize and permit the execution and delivery by it of the Transaction Documents to which it is a party, the instruments required to be executed and delivered by it pursuant thereto, the performance by Purchaser of its obligations under the Transaction Documents, and the consummation by it of the transactions contemplated therein, have been duly and properly taken. The Transaction Documents have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser enforceable in accordance with their terms and conditions. At the Closing, Purchaser shall deliver to Seller copies of Purchaser's and the Company's corporate resolutions authorizing the matters set forth in this Agreement and the other Transaction Documents. Any individual executing this Agreement on behalf of Purchaser represents and warrants that he is a duly authorized officer of Purchaser and authorized to act in the name of Purchaser to bind Purchaser to this Agreement. If any such individual shall not be so authorized then such individual shall be personally liable hereunder until Purchaser ratifies, approves and adopts this Agreement as a binding obligation of Purchaser, enforceable in accordance with its terms.

         6. CONDUCT PENDING THE CLOSING. Seller hereby covenants and agrees that, pending the Closing and except as otherwise approved in advance in writing by the Purchaser:

                  6.1 CONDUCT OF BUSINESS. The Company shall carry on its business diligently and substantially in the same manner as heretofore and refrain from any action that would result in the breach of any of the representations, warranties or covenants of Seller or the Company hereunder. The Company shall not enter into any contract, commitment or transaction not in the usual and ordinary course of its business and not consistent with past practices. The Company will not sell or dispose of any capital asset with an original cost in excess of Two Hundred and Fifty Dollars ($250). The Company will not, and will not agree to, create any indebtedness or any other fixed or contingent liability including, without limitation, liability as a guarantor or otherwise with respect to the obligations of others, other than that incurred in the usual and ordinary course of its business consistent with past practices, and that incurred pursuant to existing contracts. The Company will not: (A) issue any capital stock other than the Stock or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; (B) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (including the Stock) or redeem, purchase, or otherwise acquire any of its capital stock (including the Stock).

                  6.2 AMENDMENT. The Company will not, and will not agree to, amend its Articles of Incorporation or Bylaws, nor will there be any change in its authorized or unissued capital stock.

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                  6.3 INSURANCE. All insurance maintained by the Company
insuring the Company, its employees, or its business or operations will be maintained by the Company in all respects.

                  6.4 NO DEFAULT. The Company shall not do any act or omit to do any act, or permit any act or omission, which will cause a material breach of any material contract, commitment or obligation to which it is a party or by which it is bound.

                  6.5 TAX RETURNS. The Company will prepare and file all state, federal and other tax returns, and amendments thereto required to be filed between the date of this Agreement and the Closing Date. After the Closing, Purchaser shall have a reasonable opportunity to review all such returns and amendments thereto, prior to their being filed.

         7. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  7.1 REPRESENTATIONS AND WARRANTIES. Seller's representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing.

                  7.2 PERFORMANCE OF AGREEMENTS. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                 7.3 CLOSING DELIVERIES. Seller shall have delivered the documents and other items described in Section 3 hereof.

                  7.4 LEASE. Seller and Cecelia Tarsia shall have entered into the Lease substantially in the form attached as Exhibit "D" hereto (the "Lease") and the same shall be in full force and effect.

         8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

                  8.1 REPRESENTATIONS AND WARRANTIES. Purchaser's representations and warranties contained in this Agreement shall be true at and as of the time of Closing.

                  8.2 PERFORMANCE OF AGREEMENTS. Purchaser and the Company shall have performed and complied with all agreements and conditions required by this Agreement or any of the other Transaction Documents to which it is a party to be performed or complied with by it prior to or at the Closing. Purchaser and the Company shall have delivered all agreements, documents, certificates and instruments required to be delivered by this Agreement or any of the other Transaction Documents.

                  8.3 PAYMENTS. Purchaser shall have paid to Seller the Payment Upon Execution,

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the Down Payment and Seller's Transaction Costs (as defined in Section 9.6 hereof).

                 8.4 PROMISSORY NOTE. Purchaser shall have executed and delivered to Seller the Promissory Note, Escrow Agreement for Assignment of Name, Security Agreement and all appropriate Forms UCC-1.

                 8.5 LEASE. The Company shall have entered into the Lease and the same shall be in full force and effect.

                 8.6 EMPLOYMENT AND CONSULTING AGREEMENTS. The Company shall have entered into the Employment Agreement substantially in the form attached as Exhibit "E" hereto (the "Employment Agreement") and the Consulting Agreement substantially in the form attached as Exhibit "F" hereto (the "Consulting Agreement"), and each of these two (2) agreements shall be in full force and effect.

                 8.7 PARENT GUARANTIES. Purchaser shall have entered into the Purchaser's Security Agreement and each of the Guaranty Agreements substantially in the form attached as Exhibits "G", "H" and "I" hereto (collectively, the "Guaranties") and the same shall be in full force and effect.

         9.       REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

                 9.1 SURVIVAL. All representations, warranties and agreements made by Seller individually and collectively in this Agreement or in any exhibit, list, certificate or document delivered pursuant hereto shall survive the Closing for a period of one (1) year, except those made in Section 4.3 (titled "Capitalization"), Section 4.4 (titled "Stock Ownership") and Section
4.6 (titled "Tax Matters"), which shall survive for a period of three (3) years. All representations, warranties and agreements made by Purchaser in this Agreement or any other of the Transaction Documents or in any exhibit, list, certificate or document delivered pursuant hereto or thereto shall survive for a period of one (1) year following the date on which Purchaser shall have paid in full the Promissory Note.

                 9.2 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Purchaser from and against all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees, caused by or arising out of the breach of any agreement of or any representation or warranty made by Seller in this Agreement or in any exhibit, list, certificate or document delivered by them pursuant hereto; provided, however, that no such claim for indemnification hereunder may be asserted until and only to the extent that the amount of such claim or the aggregate amount of such claims exceeds the sum of One Hundred Thousand Dollars ($100,000), this obligation of Seller to survive the Closing.

                 9.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless Seller from and against all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees, caused by or arising out of the breach of any agreement of or any representation or warranty made by Purchaser in this Agreement or any other of the Transaction Documents to which it is a party including, without limitation, Section 9.6 hereof, this obligation of

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Purchaser to survive the Closing.

                  9.4 DEFENSE OF CLAIMS. Promptly after any service of process by any third person in any litigation in respect of which indemnity may be sought from the other party pursuant to this Section 9, the party so served shall notify the indemnifying party of the commencement of such litigation, and the indemnifying party shall be entitled to assume the defense thereof at its expense with counsel of its own choosing.

                 9.5 LIMITATION OF LIABILITY. Purchaser acknowledges as of the date hereof and as of the Closing having had full and fair opportunity to investigate the business, financial and other affairs of the Company. Purchaser further acknowledges that except as expressly set forth herein, neither Seller nor the Company has made any representatives and warranties to Purchaser.

                 9.6 SELLER'S TRANSACTION COSTS. Purchaser shall reimburse Seller for all of Seller's fees, costs and expenses of this transaction, including, without limitation Seller's legal and accounting fees, costs and expenses attributable to this transaction, including the negotiation and preparation of all of the Transaction Documents for the execution of this Agreement and the administration of the Closing, this obligation of Purchaser to survive the Closing (collectively, Seller's Transaction Costs").

         10.      MISCELLANEOUS.

                 10.1 FURTHER ASSURANCES. Seller will, at the request of Purchaser from time to time, execute and deliver such further documents and instruments and will take such other action reasonably required to consummate the transactions contemplated by this Agreement.

                 10.2 NO BROKERS. Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker or other person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against a party as a result of such other party's dealings, arrangements or agreements with any such broker or person.

                 10.3 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other party.

                 10.4 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                 10.5 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

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                 10.6 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

                 10.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 10.8 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 10.9 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) three (3) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

         If to Purchaser:

         Select Media Communications, Inc.
         666 Third Avenue
         New York, NY  10017

         With a copy to:

         Astor Weiss Kaplan & Rosenblum, LLP
         The Bellevue, Sixth Floor
         Broad Street at Walnut
         Philadelphia, PA  19102
         Attn:    Christopher P. Flannery, Esquire

         If to Seller and/or Company:

         Joseph D. Tarsia
         117 The Mews
         Haddonfield, NJ  08033-1342

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         With a Copy to:

         Eizen Fineburg & McCarthy, LLP
         2001 Market Street, Suite 3410
         Philadelphia, PA 19103
         Attention: Gary J. McCarthy, Esquire

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                  10.10 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. Any and all legal proceeds concerning the infringement, breach or contemplated breach of this Agreement shall be filed in the Commonwealth of Pennsylvania, Philadelphia County only, and the parties hereto consent to such jurisdiction and venue. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by Seller, one by Purchaser and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

                  10.11 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  10.12 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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                  10.13 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, the Transaction Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision thereof. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in any Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless it identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence with respect to any obligation of Purchaser to pay any sums to Seller under any of the Transaction Documents.

                  10.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  10.15 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

                          [SIGNATURES APPEAR NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                             SELLER:

                                             ---------------------------------
                                             Joseph D. Tarsia




                                             PURCHASER:

ATTEST:                                      Select Media Communications, Inc.,
                                             a New York corporation


BY:                                          BY:
  ------------------------                        -------------------------

NAME:                                        NAME:
  ------------------------                        -------------------------

TITLE:                                       TITLE:
  ------------------------                        -------------------------

                            STOCK PURCHASE AGREEMENT
                   DATED NOVEMBER 18, 1999 MADE BY AND BETWEEN
 JOSEPH D. TARSIA AND SELECT MEDIA COMMUNICATIONS, INC., A NEW YORK CORPORATION

           LIST OF EXHIBITS AND SCHEDULES TO STOCK PURCHASE AGREEMENT


Exhibit "A"                  Promissory Note

Exhibit "B"                  Escrow Agreement for Assignment of Name

Exhibit "C"                  Security Agreement

Exhibit "D"                  Lease

Exhibit "E"                  Employment Agreement of  Michael Tarsia

Exhibit "F"                  Consulting Agreement of Joseph D. Tarsia

Exhibit "G"                  Guaranty of Lease

Exhibit "H"                  Guaranty of Michael Tarsia

Exhibit "I"                  Guaranty of Joseph D. Tarsia

Schedule "1"                 Inventory and Equipment

Schedule "2"                 Excluded Assets

                                   EXHIBIT "A"

                                 PROMISSORY NOTE

                                  SEE ATTACHED

                                   EXHIBIT "B"

                              ESCROW AGREEMENT FOR
                               ASSIGNMENT OF NAME

                                  SEE ATTACHED

                                   EXHIBIT "C"

                               SECURITY AGREEMENT

                                  SEE ATTACHED

                                   EXHIBIT "D"

                                      LEASE

                                  SEE ATTACHED

                                   EXHIBIT "E"

                              EMPLOYMENT AGREEMENT
                                OF MICHAEL TARSIA

                                  SEE ATTACHED

                                   EXHIBIT "F"

                              CONSULTING AGREEMENT
                                OF JOSEPH TARSIA

                                  SEE ATTACHED

                                   EXHIBIT "G"

                                GUARANTY OF LEASE

                                  SEE ATTACHED

                                   EXHIBIT "H"

                           GUARANTY OF MICHAEL TARSIA

                                  SEE ATTACHED

                                   EXHIBIT "I"

                          GUARANTY OF JOSEPH D. TARSIA

                                  SEE ATTACHED

                                  SCHEDULE "1"

                             INVENTORY AND EQUIPMENT

                                  SEE ATTACHED

                                   SCHEDULE 2

                                 EXCLUDED ASSETS

                                  SEE ATTACHED